EXHIBIT 99.6


                                    WAIVER

         Reference is made to the Voting Agreement (the "Agreement") dated as of February 20, 2002, as amended March 1, 2002 and further amended by Amendment No. 2 dated as of January 27, 2003 and Amendment No. 3 dated as of March 12, 2003 by and among (i) MARK W. BLACKMAN; BLACKMAN INVESTMENTS LLC; JOHN N. BLACKMAN, JR. (the "Blackman Trustee") as trustee of the Blackman Charitable Remainder Trust; and ROBERT G. SIMSES (the "Tollefson Trustee") as trustee of the Louise B. Tollefson 2000 Florida Intangible Tax Trust, as co-trustee of the Louise B. Tollefson Charitable Lead Annuity Trust, and as co-trustee of the Bennett H. Tollefson Charitable Lead Unitrust (the "Participating Shareholders"); (ii) KATHLEEN BLACKMAN as co-trustee with the Blackman Trustee of the Blackman Charitable Remainder Trust, (iii) WACHOVIA BANK, N.A., as successor in interest to First Union National Bank, as co-trustee with the Tollefson Trustee of the Louise B. Tollefson Charitable Lead Annuity Trust, and as co-trustee with the Tollefson Trustee of the Bennett H. Tollefson Charitable Lead Unitrust; and
(iv) MARINER PARTNERS, INC.

         Capitalized terms not otherwise defined herein are used with the meanings ascribed to such terms in the Agreement.

         The Participating Shareholders hereby waive the following requirements of Article IX(A)(ii) of the Agreement with respect to Transferred Shares sold on or prior to December 31, 2003 pursuant to the Corporation's Registration Statement No. 333-106547 (the "Registration Statement"):

         (i) Transferred Shares sold pursuant to the Registration Statement will not be subject to the terms of the Agreement following the completion of such sale;

         (ii) the transferees of Transferred Shares sold pursuant to the Registration Statement do not need to agree to be bound by the Agreement; and

         (iii) the certificates for Transferred Shares sold pursuant to the Registration Statement do not have to contain a legend with respect to the Agreement following completion of such sale.




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         IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands as of the 16th day of October, 2003.



OTHERS                                    PARTICIPATING SHAREHOLDERS
                                          /s/ Mark W. Blackman
MARINER PARTNERS, INC.                    -------------------------------------
                                          Mark W. Blackman
By:  /s/ William J. Michaelcheck          Address:
   ---------------------------------      80 Deepwood Road
     Name:  William J. Michaelcheck       Darien, CT 06820
     Title: Chairman


 /s/ Kathleen C. Blackman
------------------------------------      BLACKMAN INVESTMENTS LLC
Kathleen Blackman
Address:                                  By:  /s/ John N. Blackman, Jr.
41 Wee Burn Lane                             ----------------------------------
Darien, CT 06820                              John N. Blackman, Jr.
                                              Member

WACHOVIA BANK, N.A.                       By: /s/ Kathleen C. Blackman
Successor in Interest To:                    ----------------------------------
FIRST UNION NATIONAL BANK                     Kathleen Blackman
                                              Member

/s/ Eileen Minnick                         /s/ John N. Blackman, Jr.
------------------------------------      -------------------------------------
Name:  Eileen Minnick                     John N. Blackman, Jr.
     -------------------------------      (as trustee of the Blackman Charitable
Title: Vice President &                   Remainder Trust)
       Senior Trust Advisor               Address:
     -------------------------------      41 Wee Burn Lane
                                          Darien, CT 06820

                                           /s/ Robert G. Simses
                                          -------------------------------------
                                          Robert G. Simses
                                          (as trustee of the Tollefson Trusts)
                                          Address:
                                          Warwick & Simses
                                          140 Royal Palm Way, Suite 205
                                          Palm Beach, FL 33480